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                           FRISCH'S RESTAURANTS, INC.

                           OFFER TO PURCHASE FOR CASH
                   UP TO 1,000,000 SHARES OF ITS COMMON STOCK
                        AT A PURCHASE PRICE NOT GREATER
                   THAN $17.00 NOR LESS THAN $15.00 PER SHARE

  THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT,
           EASTERN DAYLIGHT SAVINGS TIME, ON FRIDAY, AUGUST 8, 1997,
                         UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated July 14, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Frisch's Restaurants, Inc., an Ohio corporation (the "Company"), to purchase up to 1,000,000 shares of its common stock, no par value (the "Shares"), at prices not greater than $17.00 nor less than $15.00 per Share, specified by tendering shareholders, upon the terms and subject to the conditions of the Offer. Also enclosed herewith is certain other material related to the Offer, including a letter to shareholders from Jack C. Maier, Chairman of the Board of Directors and Craig F. Maier, President and Chief Executive Officer of the Company.

     The Company will determine a single per Share price (not greater than $17.00 nor less than $15.00 per share) (the "Purchase Price") that it will pay for Shares validly tendered pursuant to the Offer and not withdrawn, taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Company will select the lowest Purchase Price that will allow it to purchase 1,000,000 Shares (or such lesser number of Shares as are validly tendered at prices not greater than $17.00 nor less than $15.00 per Share) validly tendered and not withdrawn pursuant to the Offer. All Shares acquired in the Offer will be acquired at the Purchase Price. The Company will purchase all Shares validly tendered at prices at or below the Purchase Price and not withdrawn, upon the terms and subject to the conditions of the Offer, including the provisions thereof relating to proration. Shares tendered at prices in excess of the Purchase Price and Shares not purchased because of proration will be returned. The Company reserves the right, in its sole discretion, to purchase more than 1,000,000 Shares pursuant to the Offer. See Section 1 of the Offer to Purchase.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND THEN ONLY PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

     Your attention is invited to the following:

          1. You may tender Shares at a price (in multiples of $.0625), which cannot be greater than $17.00 nor less than $15.00 per Share, as indicated in the attached Instruction Form, net to you in cash.

          2. The Offer is for up to 1,000,000 Shares, constituting approximately 13.99% of the total Shares outstanding as of July 11, 1997. The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase.
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          3. The Offer, proration period and withdrawal rights will expire at
     12:00 Midnight, Eastern Daylight Savings time, on Friday, August 8, 1997 (the "Expiration Date"), unless the Offer is extended. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf.

          4. As described in the Offer to Purchase, if more than 1,000,000 Shares have been validly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Date, the Company will purchase Shares validly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Date on a pro rata basis. You may designate the priority in which your Shares shall be purchased in the event of proration. See Section 1 of the Offer to Purchase for a discussion of proration.

          5. Tendering shareholders will not be obligated to pay any brokerage commissions or solicitation fees on the Company's purchase of Shares in the Offer. Any stock transfer taxes applicable to the purchase of Shares by the Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

          6. If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept.

     If you wish to have us tender any or all of your Shares held by us for your account, please so instruct us by completing, executing and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

     YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BY THE EXPIRATION DATE OF THE OFFER.

     The Offer is being made to all holders of Shares. The Company is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If the Company becomes aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, the Company will make a good faith effort to comply with such law. If, after such good faith effort, the Company cannot comply with such law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Shares residing in such jurisdiction.

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

                                INSTRUCTION FORM

              INSTRUCTIONS FOR TENDER OF SHARES OF COMMON STOCK OF
                           FRISCH'S RESTAURANTS, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated July 14, 1997, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Frisch's Restaurants, Inc. (the "Company") to purchase up to 1,000,000 shares of its common stock, no par value (the "Shares"), at prices not greater than $17.00 nor less than $15.00 per Share, net to the undersigned in cash, as specified by the undersigned, upon the terms and subject to the terms and conditions of the Offer.

     This will instruct you to tender to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) which are beneficially owned by the undersigned and registered in your name for the account of the undersigned, at the price per Share indicated below, upon the terms and subject to the conditions of the Offer.

                                SHARES TENDERED*

Number of Shares to be tendered:___________________________ Shares.

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

 PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED. IF SHARES ARE
  BEING TENDERED AT MORE THAN ONE PRICE, A SEPARATE INSTRUCTION FORM FOR EACH
   PRICE SPECIFIED MUST BE USED. CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS
     CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.
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
[ ] $15.0000   [ ] $15.3750   [ ] $15.7500   [ ] $16.1250   [ ] $16.5000   [ ] $16.8750
[ ] $15.0625   [ ] $15.4375   [ ] $15.8125   [ ] $16.1875   [ ] $16.5625   [ ] $16.9375
[ ] $15.1250   [ ] $15.5000   [ ] $15.8750   [ ] $16.2500   [ ] $16.6250   [ ] $17.0000
[ ] $15.1875   [ ] $15.5625   [ ] $15.9375   [ ] $16.3125   [ ] $16.6875
[ ] $15.2500   [ ] $15.6250   [ ] $16.0000   [ ] $16.3750   [ ] $16.7500
[ ] $15.3125   [ ] $15.6875   [ ] $16.0625   [ ] $16.4375   [ ] $16.8125

     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL, WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE MAKING OF THE OFFER. HOWEVER, SHAREHOLDERS MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH SHARES SHOULD BE TENDERED. NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES.

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                                  Signature(s)

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                              Name (Please Print)

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                          Address (Including Zip Code)

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                         Area Code and Telephone Number

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 Social Security or Taxpayer ID No.                        Date

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